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                                                                     EXHIBIT 5.1

                         WINSTEAD SECHREST & MINICK P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75240


                                                       Direct Dial: 214-745-5724
                                                             kbetts@winstead.com

                                November 24, 1998



Walden Residential Properties, Inc.
5080 Spectrum Drive
Suite 1000 East
Addison, Texas 75001-6410

Dear Ladies and Gentlemen:

         We have acted as counsel to Walden Residential Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-11 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for offering by the Company from time to time of up to (i) 13,409,750 shares of common stock, par value $0.01 per share (the "Common Stock"), (ii) 1,999,909 shares of 9.00% redeemable preferred stock, par value $0.01 per share (the "Preferred Stock"), and (iii) 6,666,363 Series B Warrants (the "Warrants"). The Common Stock, the Preferred Stock and the Warrants are collectively referred to as the "Securities." This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Bylaws and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         We assume that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Securities convertible into shares of Common Stock), there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock,


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Walden Residential Properties, Inc.
November 24, 1998
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as the case may be, will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

         Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

         1. When the Registration Statement has become effective under the Act, and upon receipt of the duly executed transfer documentation described in the Registration Statement from an exchanging unitholder, such shares of Preferred Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable.

         2. When the Registration Statement has become effective under the Act and (a) upon receipt of the duly executed transfer documentation described in the Registration Statement from an exchanging unitholder, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable Warrants in accordance with the established terms of such Warrants, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

         3. When the Registration Statement has been effective under the Act, and upon receipt of the duly executed transfer documentation described in the Registration Statement, such Warrants issued thereby will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Maryland and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.



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Walden Residential Properties, Inc.
November 24, 1998
Page 3

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          WINSTEAD SECHREST & MINICK P.C.



                                          By: /s/ Kenneth L. Betts
                                             ----------------------------------
                                               Kenneth L. Betts

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